EXHIBIT 99.5




                                                                     , 1995
                                                         --------- --




          The First National Bank of Chicago
          One First National Plaza
          Suite 0124
          Chicago, Illinois  60670-0124

                    Re:  RJR Nabisco Holdings Corp. ("Holdings")
                         and RJR Nabisco Holdings Capital Trust I
                         (the "Trust" and, together with Holdings,
                         the "Offerors")
                         ------------------------------------------

          Ladies and Gentlemen:

                    Pursuant to "The Offer" section of the Prospectus dated
                        , 1995 (the "Prospectus"), we appoint you as
            --------- --
          Exchange Agent subject to the terms hereof. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Prospectus.

                    The Offerors have delivered to you or will deliver to you (i) a copy of the Letter of Transmittal, in the form attached hereto as Exhibit A, (ii) copies of all other documents or materials to be forwarded to the Holders and (iii) a copy of the resolutions adopted by the Board of Directors of Holdings or a duly constituted committee thereof authorizing the Offer and your appointment as Exchange Agent. Holdings has delivered or will deliver to you (i) a list showing the names and addresses of the
          Holders as of the close of business on             , 1995, and
                                                 --------- --
          the number of Depositary Shares, each representing 1/1000 of a share of Series B Preferred, held by each such Holder as of such date and (ii) a list of certificates (giving the certificate number) stating which Depositary Shares have been or are, as of such date, lost, stolen, destroyed or replaced or restricted as to transfer (noting the text of the restrictive legends applicable thereto) or with respect to which a stop transfer order has been noted.

                    1.  Appointment of the Exchange Agent.  This will
                        ---------------------------------
          confirm the Offerors' appointment of The First National Bank of Chicago as the Exchange Agent provided for in the Prospectus and, in that capacity, authorization to act solely as agent for the Offerors hereunder for the purpose of receiving from the Holders the Depositary Shares tendered in exchange for Preferred Securities of the Trust upon satisfaction of the conditions set forth herein and in the Prospectus. You will not owe fiduciary duties to any other person by reason of this appointment.







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                    2.  Duties and Obligations of the Exchange Agent.  As
                        --------------------------------------------
          Exchange Agent, you are hereby instructed to perform the specific exchange agency duties set forth in "The Offer" section of the Prospectus and in the related Letter of Transmittal and to perform such duties as are specifically set forth herein, and no implied covenants or obligations should be read into your appointment as Exchange Agent against you. Without limiting and in furtherance of the foregoing, you shall not be liable or responsible for any of the provisions of the Prospectus except for those expressly referred to herein above. Further, as Exchange Agent you:

                    (i) will, at the request of Holdings, advise the Co-
               Dealer Managers on a daily basis with respect to the Depositary Shares tendered as follows: (a) the number of Depositary Shares validly tendered represented by certificates physically held by you (or for which you have received confirmation of receipt of book-entry transfer into your account at a Book-Entry Transfer Facility (as defined in the Prospectus) pursuant to the procedures set forth in "The Offer" section of the Prospectus) on such day; (b) the number of Depositary Shares represented by Notices of Guaranteed Delivery on such day; (c) the number of Depositary Shares properly withdrawn on such day; and (d) the cumulative number of Depositary Shares in categories (a) through (c) above;

                    (ii) will, on the day following such oral
               communication, furnish to the Co-Dealer Managers a written report confirming the above information and furnish to the Co-Dealer Managers such reasonable information on the tendering holders of Depositary Shares as may be requested from time to time;

                    (iii) will be regarded as making no representations or
               warranties and having no responsibilities regarding the validity or adequacy of the Offerors' power to make this appointment or the Offer;

                    (iv) will not be responsible in any manner whatsoever for the correctness of the statements made in the Prospectus; the Letter of Transmittal or in any document furnished to you by the Offerors;

                    (v) shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by you in the performance of your duties hereunder, in the absence of willful misconduct or gross negligence on your part, nor shall you be liable for any error of judgment made in good faith unless you shall have been grossly negligent in ascertaining the pertinent facts;

                    (vi) may rely and shall be protected in acting or refraining from acting upon any communication authorized





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               hereby and upon any oral or written instruction, notice,
               request, direction, consent, report, certificate, form of bond certificate or other instrument, paper or document in good faith believed by you to be genuine;

                    (vii) may consult with counsel of your choice, and the
               advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by you hereunder in good faith and in reliance thereon; and

                    (viii) may perform your duties and exercise your rights
               hereunder directly or by or through agents or attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by you with due care hereunder.

                    3.  Maintenance of Records.  You will keep and maintain
                        ----------------------
          complete and accurate records and ledgers showing all Depositary Shares exchanged by you and payments made by you. Letters of Transmittal, Notices of Guaranteed Delivery and telegrams, telexes, facsimile transmissions and other materials submitted to you shall be preserved by you until delivered to, or otherwise disposed of in accordance with the instructions of, the Offerors.

                    4.  Indemnification, compensation and Expenses.  (a)
                        ------------------------------------------
          In consideration of your acceptance of the foregoing appointment by the Offerors, Holdings hereby agrees:

                    (i) to indemnify you for, and to hold you harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on your part, arising out of or in connection with the acceptance or administration of the agency created under the foregoing appointment, including the costs and expenses (including the reasonable fees and expenses of your counsel) of defending yourself against any claim or liability in connection with the exercise or performance of any of your duties thereunder and of enforcing this indemnification provision; and

                   (ii) to pay to you a fee for all services rendered by you under the foregoing appointment according to the fee schedule attached hereto as Exhibit A; and

                  (iii) to reimburse you upon your request for all reasonable expenses, disbursements and advances incurred or made by you in accordance with any of your agency duties (including the reasonable compensation and the reasonable expenses and disbursements of your agents and counsel), except any such expenses, disbursement or advance as may be attributable to your gross negligence or willful misconduct.








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                    (b)  You shall not be required to advance, expend or
          risk your own funds or otherwise incur or become exposed to financial liability in the performance of your duties hereunder.

                    5.  IRS Filings.  You shall arrange to comply with all
                        -----------
          requirements under the tax laws of the United States, including those relating to missing Taxpayer Identification Numbers, and shall file any appropriate reports with the IRS (e.g., 1099,
                                                           ----
          1099B, etc.).

                    6.  Counterparts.  This Agreement may be executed in
                        ------------
          two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                    7.  Governing Law.  This agreement shall be construed
                        -------------
          and enforced in accordance with the laws of the state of New
          York.

                    Please confirm your acceptance of your appointment as Exchange Agent and the arrangements herein provided by signing and returning to us the enclosed duplicates of this letter.


                                        RJR NABISCO HOLDINGS CORP.


                                        By:___________________________
                                           Name:
                                           Title:



                                        RJR NABISCO HOLDINGS
                                          CAPITAL TRUST I


                                        By:  RJR Nabisco Holdings Corp.,
                                             as Sponsor


                                        By:___________________________
                                           Name:
                                           Title:



          THE FIRST NATIONAL BANK
            OF CHICAGO


          By:______________________
             Name:
             Title:



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                                                                  EXHIBIT A


                                    FIRST CHICAGO
                                     FEE SCHEDULE
                               EXCHANGE AGENT SERVICES
                      DEPOSITARY SHARES EACH REPRESENTING 1/000
                OF A SHARE OF SERIES B PREFERRED STOCK/EXCHANGE OFFER
                              RJR NABISCO HOLDINGS CORP.
                        RJR NABISCO HOLDINGS CAPITAL TRUST I
                  -------------------------------------------------



          I.   Exchange Agency
               ---------------

               A fee for the receipt of tendered Depositary Shares, each representing 1/1000 of a share of Series B Preferred, will
               be charged at $      per Letter of Transmittal.  The total
                              -----
               charge will be subject to a minimum of $         and maximum
                                                       --------
               of $          .
                   ----------

               This fee covers examination and execution of all required documentation, receipt of tendered shares and transmittal letters, reporting as required to Holdings and other parties and communication with DTC.


          II.  Miscellaneous
               -------------

               Fees for services not specifically covered in this schedule will be assessed in amounts commensurate with the services rendered. The fees in this schedule are subject to reasonable adjustments as changes in laws, procedures, or costs of doing business demand. The costs of supplies and other out-of-pocket expenses that can be directly allocated will be added to our regular charges.